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                                                                    EXHIBIT 99.3


                             [FORM OF PROXY CARD]

                      SECURITY CAPITAL GROUP INCORPORATED

                                     PROXY

                      Solicited by the Board of Directors

          The undersigned shareholder of Security Capital Group Incorporated, a Maryland corporation (the "Company"), hereby appoints C. Ronald Blankenship, Jeffrey A. Klopf and James Swaim or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Shareholders of the Company to be held at the offices of Security Capital Group Incorporated 125 Lincoln Avenue, Santa Fe, New Mexico 87501, on January 12, 2001, at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Joint Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting.

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Vote by Telephone                         Vote by Internet

It's fast, convenient, and immediate!    It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone     immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

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Follow these four easy steps:            Follow these four easy steps:

1. Read the accompanying Proxy           1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.     Statement/Prospectus and Proxy Card.

2. Call the toll-free number             2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).         http://www.eproxyvote.com/scz

3. Enter your 14-digit Vote Control      3. Enter your 14-digit Vote Control
   Number located on your Proxy Card        Number located on your Proxy Card
   above your name.                         above your name.

4. Follow the recorded instructions.     4. Follow the recorded instructions.
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Your vote is important!                  Your vote is important!
Call 1-877-PRX-VOTE anytime!             Go to http://www.eproxyvote.com/scz
                                         anytime!

   Do not return your Proxy Card if you are voting by Telephone or Internet

          The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR the proposal as described in the Joint Proxy Statement/Prospectus and in the discretion of the Proxy holder on any other matter that, if properly presented to the meeting, may properly come before the meeting or any adjournment or postponement thereof.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

          1. Approval of the issuance of up to 86,116,552 shares of the Company's Class B common stock to Security Capital U.S. Realty in accordance with the terms of the transaction agreement, dated as of September 26, 2000, all as more fully described in the accompanying Joint Proxy Statement/Prospectus; and

               /   / FOR      /   / AGAINST         /   / ABSTAIN

          2. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

          /   /  CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON


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          Please sign exactly as name appears on the records of the Company and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).


                              _____________________________________
                                         Signature

                              _____________________________________
                                     Signature, if held jointly

                              Dated:________________, 200_